EXHIBIT 99.6

              [HOULIHAN LOKEY HOWARD & ZUKIN CAPITAL LETTERHEAD]
                              INVESTMENT BANKERS

June 16, 2000



{Salutation1}{FirstName1}{LastName1}
{CompanyName}
{CompanyAddress}
{City_State_Zip}

           RE: PETSEC ENERGY INC.


Dear{Salutation1}{LastName1}:

Houlihan Lokey Howard & Zukin Capital, L.P. ("Houlihan Lokey") has been retained, subject to approval by the Bankruptcy Court presiding over the Chapter 11 proceedings of Petsec Energy Inc. ("Petsec" or the "Company"), as the exclusive transaction broker to facilitate the sale of the assets of Petsec. We are approaching you and other potential buyers who may have an interest in purchasing all or some of Petsec's oil and gas assets. The acquisition of Petsec presents an opportunity to acquire producing properties as well as several exploitation and exploration properties that hold significant opportunity for future production in the shallow offshore waters of the Gulf of Mexico ("GOM"). Petsec's focused GOM presence affords investors an attractive, concentrated, producing asset base with significant upside potential.

o The Company's reserves are estimated at 98.6 Bcfe proved, 61.8 Bcfe probable, and 34.6 Bcfe possible as of July 1, 2000.

o Current daily production from the properties is averaging 34.1 MMcfe per day on a net revenue interest basis (43.0 MMcfe per day on a net working interest basis).


COMPANY BACKGROUND

Petsec is an independent oil and gas exploration and production company with its operations based in Lafayette, Louisiana. Petsec is the principal operating subsidiary of Petsec Energy Ltd., an Australian public company with its ordinary shares traded on the Australian Stock Exchange (ASX: PSA), and ADRs traded on the OTC Bulletin Board (ticker: PSJEY.OB). The Company is engaged primarily in the exploration and development drilling of U.S. oil and gas properties and the production and sales of natural gas, crude oil and natural gas liquids. The Company focuses on the GOM with current operations and prospects on the continental shelf in relatively shallow waters.


                                  LOS ANGELES
                             1930 Century Park West
                       Los Angeles, California 90067-6802
                      Tel: 310.553.8871 Fax: 310.553.4024

      Broker/dealer services through Houlihan Lokey Howard & Zukin Capital
             NEW YORK     CHICAGO     SAN FRANCISCO     MINNEAPOLIS
              WASHINGTON, D.C.     DALLAS     ATLANTA     TORONTO

Petsec Energy Inc.                                                   Page - 2 -
June 16, 2000


RECENT EVENTS

Due to its inability to fund its bond indebtedness, the Company began negotiating with the holders of approximately $100 million in unsecured bond debt in early 2000. In order to preserve the value of its assets, the Company voluntarily filed a petition for protection under Chapter 11 of the United States Bankruptcy Code on April 13, 2000 (the "Petition Date"). Since the Petition Date, the Company has continued to operate its properties in the ordinary course of business. The Company and its unsecured creditors committee have determined that a sale of the Company's assets is in the best interests of the Company and its creditors. We presently anticipate that any sale transaction will be free and clear of all liens and encumbrances pursuant to
Section 363 of the United States Bankruptcy Code or a plan of reorganization filed by the Company.


GENERAL DESCRIPTION OF ASSETS

The Company began its activity in the GOM in 1990 and currently has interests in 40 state and federal lease blocks with 45 wells either producing or capable of producing on 21 leases, and over 31 prospects identified on both the producing acreage and the remaining leasehold inventory. As shown on the following map, Petsec's operations are concentrated in key GOM areas.

===============================================================================
                               PETSEC ENERGY INC.
                               LOCATION OF LEASES
          [Map depicting location of Petsec's properties in the GOM.]
===============================================================================

Petsec Energy Inc.                                                   Page - 3 -
June 16, 2000


The Company has estimated net proved, probable, and possible reserves (collectively the "Petsec Reserves") on existing producing and proven undeveloped leases, as well as potential volumes associated with exploitation and exploration drilling opportunities on both their producing and primary term leasehold. In addition, estimates of net proved, probable and possible reserves as of July 1, 2000 (the "Ryder Scott Reserve Component") were prepared by the independent engineering firm of Ryder Scott Company L.P., Petroleum Consultants ("Ryder Scott"). The difference between the Petsec Reserves and the Ryder Scott Reserve Component is referred to as the "Incremental Reserves". Estimated future net cash flows were prepared using pricing assumptions of $22 per barrel for oil and $2.75 per Mcf for gas, without pricing or cost escalations. Oil and gas equivalency calculations were prepared using 6 Mcf of gas per barrel of oil.

The following table summarizes Petsec's estimated net reserves and pre-tax cash flows discounted at 10% ("PV@10%") by category as of July 1, 2000.

===============================================================================================================================
                                                          PETSEC ENERGY INC.
                                                  JULY 1, 2000 RESERVE SUMMARY (NRI)

                                TOTAL PETSEC RESERVES                   RYDER SCOTT                  PETSEC INCREMENTAL
                                                                     RESERVE COMPONENT                RESERVE COMPONENT
                               TOTAL
         Reserve         RESERVE ESTIMATE          PV@10%     Reserve Estimate       PV@10%    Reserve Estimate    PV@10% ($MM)
        Category              (BCFE)               ($MM)           (Bcfe)             ($MM)         (Bcfe)
      --------------     ----------------         -------     ----------------       ------    ----------------    ------------
 PDP                           28.5                  56             18.0               39            10.4               17
 PDNP                          25.6                  31             17.1               21            8.5                10
 PUD                           44.5                  48             36.7               38            7.9                10
                         ----------------         -------     ----------------       ------    ----------------    ------------
      TOTAL PROVED             98.6                 135             71.8               98            26.8               37

      TOTAL PROBABLE           61.8                  86             46.7               81            15.1                5
      TOTAL POSSIBLE           34.6                  47             25.2               39            9.4                 8
                         ----------------         -------     ----------------       ------    ----------------    ------------
      GRAND TOTAL              195.0                268             143.7              218           51.3               50
===============================================================================================================================

Petsec Energy Inc.                                                   Page - 4 -
June 16, 2000


KEY INVESTMENT CONSIDERATIONS

o     ATTRACTIVE CONCENTRATED RESERVE BASE

      The Company has accumulated an oil and gas reserve position in several key operating areas in the GOM. Petsec estimated proved reserves, including Incremental Reserves, are 98.6 net Bcfe, with estimated probable and possible reserves totaling an additional 96.4 net Bcfe. The following table summarizes the Petsec estimated proved, probable and possible reserves and PV@10%, as well as identified undrilled exploration opportunities, in each of its major operating areas.

 ======================================================================================================================
                                                          PETSEC ENERGY INC.
                                                 PETSEC RESERVE SUMMARY BY REGION (NRI)
                                             West                                       Other
                                            Cameron         Main          Ship       Properties   Undeveloped
                                            Region      Pass Region   Shoal Region     Region     Properties    TOTAL
     PROVED RESERVES
       Natural Gas (Bcf)                     16.3           15.3          5.5            4.2         21.2        62.5

       Liquids (MBbbls)                       940           425          2,670           110         1,873      6,018
                                         -------------- ------------- ------------- ------------- ------------ --------
 PROVED EQUIVALENT (BCFE)                    22.0           17.9          21.5           4.8         32.4        98.6

       PV@10% ($MM)                          31.4           27.8          30.3           7.1         38.2       134.8

 PROBABLE EQUIVALENT (BCFE)                  20.8           10.9          15.7           4.3         10.1        61.8

       PV@10% ($MM)                          24.8           17.5          22.4           5.6         15.8        86.1

 POSSIBLE EQUIVALENT (BCFE)                   2.7           4.7           18.0           5.4          3.8        34.6

       PV@10% ($MM)                           3.6           7.7           27.4           5.6          2.7        47.0

 EXPLORATION POTENTIAL (RISKED) (BCFE)        140            25            69            116          152        502

=======================================================================================================================

o     GAS FOCUSED OPPORTUNITY

      Given the current price of natural gas, Petsec's properties offer a strong source of current cash flow. Approximately 63% of the proved Petsec Reserves, and 62% of the proved, probable, and possible Petsec Reserves are natural gas.

o     SIGNIFICANT EXPLOITATION/EXPLORATION OPPORTUNITIES

      The Company's inventory of drilling prospects on both primary term ("PT") and held by production ("HBP") leases creates an opportunity for continued reserve growth. Technical analyses supported by 3-D seismic, subsurface control and offset analogies indicate a risked reserve potential in excess of 500 Bcfe on 31 prospects.

Petsec Energy Inc.                                                   Page - 5 -
June 16, 2000


o     RECENT JOINT VENTURE EXPLORATION & DEVELOPMENT ACTIVITY

      In 1999, the Company entered into strategic joint venture partnerships with Apache Corporation ("Apache") and other industry partners to effectively leverage the Company's resources. As a result of disappointing drilling results in the first half of 1998, limited drilling activity in the second half of 1998 and first half of 1999, and natural decline in production rates from existing wells, production declined in 1998 and 1999. The Company's 1999 to 2000 drilling program was formulated utilizing joint venture partnerships which allowed the Company to resume activity with reduced CAPEX exposure. The result was 10 of 12 commercially successful wells on Petsec generated prospects. Production from six of these wells is now online contributing over 12 MMcfe/d of additional net production. Petsec's interests in the other four wells were sold effective in the first quarter 2000.

=====================================================================================================================
                                                           PETSEC ENERGY INC.
                                                     WORKING INTEREST AND PARTNERS

                                                   Working Interest   Average NRI%     Status      Partner/Operator
                                                   ----------------   ------------     ------      ----------------
West Cameron Region
      WC 237                                             50%             41.67%         HBP             Apache
      WC 543/544                                         50%             40.25%         HBP             Apache
      WC 461                                             100%            80.33%         HBP             Petsec
      WC 653                                             50%             41.67%          PT             Apache
      WC 145, HI 33 (State), HI 33 (Federal),            100%            83.33%          PT             Petsec
                 HI  A307/A308, VR 258

Main  Pass Region
      MP 6, 7, 90, 91, 93                                50%             40.67%        HBP/PT           Apache
      MP 84                                              50%             38.50%         HBP             Apache
      MP 104                                             50%             40.17%         HBP             Apache
      MP 105                                             50%             41.67%         HBP             Apache

Ship Shoal Region
      SS 192/193/194                                     50%             40.17%         HBP             Apache
      GI 45                                              50%             41.67%         HBP             Apache
      GI 45-#A2 well                                     20%             14.67%         HBP             Apache
      SMI 7                                              50%             40.17%         HBP             Apache
      SS 180                                             100%            83.33%          PT             Petsec

Other Properties Region
        California - Armstrong Area                      50%             33.69%         HBP      Sheridan California
                                                                                                     Energy, Inc.
        California - Petsec Area                         25%             19.46%         HBP           California
                                                                                                  Hydrocarbons, Inc.
                                                                                                       / Petsec
      MU 883s S/2                                      33 1/3%           26.66%         HBP        LLOG Exploration
                                                                                                    Offshore, Inc.
      MU 748L, 749L, 795L, 797L, 940s, 941s              100%            77.50%          PT             Petsec

Undeveloped Properties
      SMI 189/190, SP 22                                 100%            83.33%          PT             Petsec
=====================================================================================================================

Petsec Energy Inc.                                                   Page - 6 -
June 16, 2000


o     PROVEN RECORD OF PRODUCTION GROWTH

      The Company was successful in achieving significant growth in daily net production levels (net to Petsec's revenue interest, i.e., "NRI") from an average of 13 MMcfe/d in 1993 to an average of 130 MMcfe/d in 1997. However, the combination of disappointing drilling results, lack of drilling activity, natural decline, and the joint venture with Apache resulted in a decrease in daily net production to 26 MMcfe/day at year end 1999. The resumption of drilling and workover activity during the second half of 1999 has resulted in an increase in current daily net production levels to approximately 34 MMcfe/day. The following graph summarizes the Company's net working interest ("NWI") production history.

===============================================================================
                               PETSEC ENERGY INC.
                        TOTAL PRODUCTION TIME LINE (NWI)
                            JANUARY 1992 TO MAY 2000
[Chart depicting Petsec's production history between January 1992 and May 2000.]
===============================================================================

Petsec Energy Inc.                                                   Page - 7 -
June 16, 2000


      The current NRI production from the Company's producing fields is approximately 22 MMcf/d and 2,050 BOPD. In addition, recompletions scheduled for July/August 2000 are estimated to add net production of more than 14 MMcf/d and 120 BOPD. Current production by region for the week ending June 12, 2000 is summarized in the following table.

 ============================================================================================================
                                                     PETSEC ENERGY INC.
                                           AVERAGE DAILY PRODUCTION BY REGION (NRI)
                                                                                                Near Term
                                                 Net Gas       Net Liquid       Net Total      Recompletions
                                # of Wells      (MMcf/d)         (BOPD)         (MMcfe/d)        (MMcfe/d)
                                ----------      --------       ----------       ---------      -------------
 West Cameron                       12             2.6             657             6.6              14.5
 Main  Pass                         20            11.8             251            13.3
 Ship Shoal                         12             5.1            1,070           11.6
 Other Properties                   4              2.2             74              2.6
                                  -----           -----           -----          -----             -----
       Total for All Regions        48            21.7            2,052           34.1              14.5
 ============================================================================================================


HISTORICAL FINANCIAL & OPERATING RESULTS

The following table highlights the Company's financial performance for fiscal 1998, 1999 and the last twelve month ("LTM") period ended March 31, 2000.

==============================================================================================
                               PETSEC ENERGY INC.
                        FINANCIAL & OPERATIONS OVERVIEW
                               ($ in US Millions)
                                                             FY            FY          LTM
                                                            1998          1999       3/31/00
                                                           ------        ------      -------
Revenue($MM)                                                92.0          31.0         28.9
EBITDAX ($MM)                                               68.6          18.4         15.9
Ryder Scott Proved Reserves (Bcfe) (1)                      90.3          83.6         71.8
Annual Production (Bcfe)                                    39.5          13.1         11.4
(1) LTM: Ryder Scott Proved Reserves as of 7/1/00
==============================================================================================

Petsec Energy Inc.                                                   Page - 8 -
June 16, 2000


TRANSACTION PROCESS

We have selected a limited number of parties whom we think may have an interest in pursuing a transaction with the Company and are in the process of compiling confidential materials that describe this investment opportunity in greater detail. If you are interested in receiving these materials, please execute the enclosed confidentiality agreement and return it to Houlihan Lokey at your earliest convenience by fax at (310) 553-4024 / Attention: Andy Mitchell. We will supply qualified interested parties with additional information and bidding procedures. We anticipate commencing data room access and due diligence in the next few weeks.

ACCURACY AND COMPLETENESS OF INFORMATION

Neither Houlihan Lokey nor the Company makes any representation or warranty as to the accuracy or completeness of the information presented in this letter. You must perform your own independent evaluation and analysis of the Company and its assets before making an investment decision.

Thank you for your consideration. We will contact you shortly to discuss this matter; in the meantime, please feel free to contact any of the professionals listed below at (310) 553-8871. Please do not contact the Company directly.




                  [HOULIHAN LOKEY HOWARD & ZUKIN CAPITAL LOGO]
                              INVESTMENT BANKERS

                             1930 Century Park West
                         Los Angeles, California 90067
                            Telephone (310) 553-8871
                            Facsimile (310) 553-4024


                 ANDREW B. MILLER                 MATTHEW R. NIEMANN
                 Managing Director                   Vice President

 BRETT A. LOWREY               ERIC M. WINTHROP             L. ANDY MITCHELL
    Associate                      Associate            Senior Financial Analyst

              [HOULIHAN LOKEY HOWARD & ZUKIN CAPITAL LETTERHEAD]
                              INVESTMENT BANKERS

June 16, 2000

{Salutation1}{FirstName1}{LastName1}
{CompanyName}
{CompanyAddress}
{City_State_Zip}

           RE:       CONFIDENTIALITY AGREEMENT


Dear{Salutation1}{LastName1}:

           In connection with your desire to explore a possible transaction (a "Transaction") with Petsec Energy Inc. ("Petsec" or the "Company"), we will be furnishing you with certain information which is either non-public, confidential or proprietary in nature. For the purpose of this Confidentiality Agreement ("Agreement"): "you" shall mean your company, its subsidiaries and affiliates, together with your employees, directors, partners, agents and advisors; and "Information" shall mean any and all information and data which you receive from Houlihan Lokey Howard & Zukin Capital or the Company concerning the Company's business, financial condition, operations, assets, data, reserves position, geological interpretations, strategies and/or prospects.

           In consideration of granting you access to the Information, you agree that the Information, the existence of this letter, the fact that the Company is contemplating a transaction, and the fact these discussions are taking place will be held by you in strictest confidence, and shall not be disclosed by you in any manner whatsoever, in whole or in part, without the prior written consent of the Company. You further agree to the following undertakings.


           (1) The Information will be used by you solely in connection with the consideration of a possible consensual transaction with the Company and not to affect, in any way, your relative competitive position to the Company, its successors or assigns, or other entities. The Information to be disclosed to you shall only be information which is reasonably necessary for the evaluation of the Transaction, and information not reasonably necessary for such purposes shall not be disclosed or exchanged.

           (2) You will restrict the dissemination of the Information to those of your employees, directors, partners, agents and advisors (collectively, "Advisors") who need to know such Information for the purpose of evaluating the Transaction and who, prior to such disclosure, shall have agreed to be bound by the provisions of this Confidentiality Agreement. You will be responsible for your Advisors' actions.



                                  LOS ANGELES
                             1930 Century Park West
                       Los Angeles, California 90067-6802
                      Tel: 310.553.8871 Fax: 310.553.4024

      Broker/dealer services through Houlihan Lokey Howard & Zukin Capital
             NEW YORK     CHICAGO     SAN FRANCISCO     MINNEAPOLIS
         WASHINGTON, D.C.     DALLAS     ATLANTA     TORONTO     SEOUL

Petsec Energy Inc.                                                   Page - 2 -
June 16, 2000



           (3) As a condition of the transmittal of the Information, in the event that the Company and you do not proceed with the Transaction, you agree to return all Information received by you, and all copies and abstracts thereof, via overnight mail as soon as your evaluation is complete (and you will promptly notify the Company in writing that this has occurred) or in no event beyond such date as established in writing by the Company. You further agree to promptly destroy all notes, analyses, compilations, studies, interpretations, and other documents or materials prepared by you that reflect, contain or are based upon, in whole or in part, the Information. You shall certify that you have complied with this requirement.


           (4) You will not issue or release any public announcement or acknowledgment of discussions between you and the Company or the existence of this Agreement or any other agreement contemplated between the parties to this Agreement, except when and as required by law or under the rules of any stock exchange, and then only after first disclosing to an officer of the Company the content of such announcement or acknowledgment, so as to give the Company an opportunity to seek an appropriate protective order or take other protective measures. You shall give the Company as much notice as is reasonably practical under the circumstances prior to making any such disclosure, and the disclosure shall be limited to only that is required by law or rule.


           (5) You will not acquire or attempt to acquire Information from the Company from any source other than Houlihan Lokey Howard & Zukin Capital or the officers of the Company. You agree not to communicate with any interested party, including without limitation any creditor or vendor of the Company, for any purpose related to a potential transaction with the Company without the prior written consent of the Company. All inquiries for or about Information shall be addressed to Houlihan Lokey Howard & Zukin Capital.

           (6) You will not purchase or attempt to purchase claims against or interests in the Company.

           (7) You agree that money damages would not be a sufficient remedy for any breach of this Agreement by you and that the Company shall be entitled to equitable relief, including injunction and specific performance, as a remedy for any such breach. You further agree to waive any requirement for the securing or posting of any bond in connection with such remedy. Any such remedy shall not be deemed to be the exclusive remedy for a breach of this Agreement but shall be in addition to all other remedies available at law or equity. If litigation under this letter agreement is commenced, then the non-prevailing party shall pay to the prevailing party its reasonable expenses, including legal fees incurred in connection with such litigation and any appeal therefrom.

           Paragraphs 1 and 2 above shall not apply to Information in your possession which: (i) is publicly available (except by virtue of a breach of this Agreement) or (ii) you have obtained independently of the Company without obligation on your part or on the part of the source supplying such Information to treat such information as confidential or limiting the purposes for which it could be used.

           Neither the Company nor Houlihan Lokey Howard & Zukin Capital, as advisor to the Company, shall be deemed to make any representation or warranty as to the accuracy or completeness of the Information furnished to you.

Petsec Energy Inc.                                                   Page - 3 -
June 16, 2000


           This Agreement shall expire two years from the date first written above. This Agreement (which shall be governed as to validity, construction and performance by the laws of the State of Louisiana) shall constitute the full agreement by the parties hereto with respect to the Information submitted by the Company or Houlihan Lokey Howard & Zukin Capital and shall supersede any and all prior agreements and understandings relating thereto. No modification or addition to any provision of this Agreement shall be binding unless in writing and signed on behalf of the parties hereto.

           This Agreement is for the benefit of the Company and Houlihan Lokey Howard & Zukin Capital.


Very truly yours,

HOULIHAN LOKEY HOWARD & ZUKIN CAPITAL


By:   _______________________________
      Matthew R. Niemann
      Vice President




AGREED AND ACCEPTED,


Date:  ______________________, 2000


By:   _______________________________
      {FirstName1}{LastName1}
      {CompanyName}